The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer and sale is not permitted.
Filed Pursuant to Rule 424(b)(5)
 Registration Number 333-249268
Subject to completion, dated December 10, 2020
Preliminary prospectus supplement
(To prospectus dated October 9, 2020)

       Shares
Common Stock
We are offering shares of our common stock. Our common stock is listed on the Nasdaq Capital Market under the symbol “NMTR”. The last reported sale price of our common stock on December 9, 2020 was $0.85 per share.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 11 of the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and accompanying prospectus, to read about factors you should consider before investing in our securities.

	Per share	Total
Price to the public	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us (before expenses)	$	$

(1) We have agreed to reimburse the underwriters for certain expenses which are not reflected above. See “Underwriting”.
We intend to grant the underwriters an option to purchase up to          additional shares of common stock at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. See “Underwriting” for more information.

Our Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors have indicated an interest in purchasing shares of common stock in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell fewer shares to them than they indicated an interest in purchasing or sell no shares to them, and they could determine to purchase fewer shares than they indicated an interest in purchasing or purchase no shares in this offering. The underwriters will receive the same underwriting discount on any shares purchased by them as they will on any other shares sold to the public in this offering. See “Underwriting” for more information.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of common stock to purchasers on or about           , 2020.
Joint Book-Running Managers
William Blair             Truist Securities
Lead Manager
Oppenheimer & Co.

Co-Manager
Brookline Capital Markets
a division of Arcadia Securities, LLC

Prospectus supplement dated            , 2020

TABLE OF CONTENTS
Prospectus Supplement                                     Page Number

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
On October 2, 2020, we filed a Registration Statement on Form S-3 with the United States Securities and Exchange Commission (the “SEC”) using a shelf registration process. The Registration Statement on Form S-3 was declared effective by the SEC on October 9, 2020.
This prospectus supplement describes the specific terms of an offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The accompanying prospectus provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.
The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This means that important information is contained in other documents that are considered to be a part of this prospectus supplement. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information that is incorporated or deemed incorporated by reference in this prospectus supplement before making an investment in our common stock. See “Incorporation of Documents by Reference” before making an investment in our common stock. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus supplement is a part. The Registration Statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus supplement, can be read on the SEC website mentioned under the heading “Where You Can Find Additional Information.”
Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made using this prospectus supplement or the accompanying prospectus implies that there has been no change in our affairs or that the information in this prospectus supplement or in the accompanying prospectus is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or any future prospectus supplement or free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by us. Neither we nor the underwriters have authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us, you must not rely on that information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.
Unless the context indicates otherwise, references in this prospectus to “9 Meters”, “Company”, “we”, “us” and “our” refer to 9 Meters Biopharma, Inc. and its subsidiaries. Furthermore, in May 2020 we changed the name of our company from Innovate Biopharmaceuticals, Inc. to 9 Meters Biopharma, Inc. Accordingly, any reference to Innovate Biopharmaceuticals, Inc. in the documents incorporated by reference means 9 Meters Biopharma, Inc.
This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to or incorporated by reference in this prospectus supplement or the accompanying prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, or incorporated by reference into this prospectus supplement and the accompanying prospectus. It might not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus, any applicable additional prospectus supplement or free writing prospectus we file with the SEC and the information incorporated herein and therein by reference, including the financial data and related notes and the sections entitled “Risk Factors”.

Our Business
Overview
       9 Meters is a clinical-stage biopharmaceutical company focused on rare and unmet needs in gastroenterology. Our pipeline includes drug candidates for short bowel syndrome (SBS), celiac disease, and three early-stage candidates for undisclosed rare and/or orphan diseases.

       NM-002 is a long-acting injectable glucagon-like-peptide-1 (GLP-1) analogue being developed for SBS, a debilitating orphan disease with an underserved market. It affects up to 20,000 people in the U.S. with similar prevalence in Europe. Patients with SBS cannot absorb enough water, vitamins, protein, fat, calories and other nutrients from food. It is a severe disease with life changing consequences, such as impaired intestinal absorption, diarrhea and metabolic complications. Patients have life-long dependency on Parenteral Support (PS) to survive with risk of life-threatening infections and extra-organ impairment. NM-002 links exenatide, a GLP-1 analogue, to a long-acting linker technology and is designed specifically to address the gastric effects in SBS patients by slowing digestive transit time. The asset uses proprietary XTEN® technology to extend the half-life of exenatide, allowing for once-to twice-per-month dosing, thus potentially increasing convenience for patients and caregivers. NM-002 is patent-protected and has received orphan drug designation by the FDA. We dosed our first patients in a Phase 1b/2a study in adult patients suffering from SBS in July 2020 and announced positive topline results on December 7, 2020. See “Recent Developments” below.

In 2019, we initiated a Phase 3 clinical trial for our lead drug candidate, larazotide acetate or larazotide, for the treatment of celiac disease. Larazotide has the potential to be a first-to-market therapeutic for celiac disease, an unmet medical need affecting an estimated 1% of the U.S. population or more than 3 million individuals. Patients with celiac disease have no treatment alternative other than a strict lifelong adherence to a gluten-free diet, which is difficult to maintain and can be deficient in key nutrients. In celiac disease, larazotide is the only drug which has successfully met its primary clinical efficacy endpoint with statistical significance in a Phase 2b efficacy trial, which was comprised of 342 patients. We completed the End of Phase 2 meeting with the FDA for the treatment of celiac disease with larazotide and received Fast Track designation. Larazotide has been shown to be safe and effective after being tested in several clinical trials involving nearly 600 patients.
We have approximately 115 active clinical trial sites in our Phase 3 trial with three treatment groups, 0.25 mg of larazotide, 0.5 mg of larazotide and a placebo arm. Site activation and patient enrollment have recently been impacted by the COVID-19 pandemic. We continue to monitor the evolving situation with COVID-19, which is likely to directly or indirectly impact the pace of enrollment over the next several months. In addition, after consultation with the FDA, the analytical approach to the primary endpoint was modified to perform a continuous variable analysis instead of a responder analysis of the primary efficacy outcome. The new methodology enables a more capital-efficient study, with reduction in participants from 630 to 525. We currently anticipate a readout from the trial in 2021.
NM-102, a small molecule peptide, is being developed as a potential microbiome modulator and undergoing an indication selection process. NM-102 is expected to enter an IND-enabling pathway in 2021 and is a long-acting, degradation-resistant peptide, believed to be gut-restricted, and presumed to prevent gut microbial metabolites and antigens from trafficking into systemic circulation.

       NM-003 is a proprietary long-acting glucagon-like-peptide-2 (GLP-2) agonist and NM-004 is a double-cleaved mesalamine with an immunomodulator. These two assets are being evaluated for development in rare and/or orphan indications via an ongoing probability of technical and regulatory success analysis.

       Our product development pipeline is currently positioned as described in the table below.

Recent Developments
Positive Topline Data for NM-002 in Phase 1b/2a Trial for SBS

On December 7, 2020, we announced positive topline results from our ongoing Phase 1b/2a clinical trial for NM-002 in SBS. The study met its primary objective as NM-002 demonstrated excellent safety and tolerability. In addition, NM-002 demonstrated a clinically relevant improvement in total stool output (TSO) volume within 48 hours of first dose. The Phase 1b/2a clinical trial was an open-label, two-dose study evaluating the safety and tolerability of three escalating fixed doses of NM-002 (50 mg, 100 mg, 150 mg) in 9 adults with SBS for 56 days. The trial was conducted at Cedars-Sinai Medical Center. Patients in each of three cohorts received two subcutaneous doses two weeks apart with six weeks of subsequent follow-up. The study assessed the safety and tolerability of repeated doses on Days 1 and 15 at each dose level. Because reduced TSO volume and bowel movement frequency are correlated with improved intestinal absorption and potentially less need for intravenous supplementation for nutrition and hydration, these were key secondary objectives in the trial. The primary purpose of this open-label Phase 1b/2a study was to learn about the compound and its safety and potential efficacy in order to inform future development. The study protocol called for an analysis of urine output, however, it proved difficult to measure in an ambulatory setting and therefore the analysis is not expected to be meaningful.

NM-002 was generally safe and well tolerated: 17 treatment-emergent adverse events (TEAEs) were observed in 9 patients, 15 of which were mild, transient and self-limited without further intervention. The majority of TEAEs were GI-related (nausea and vomiting).

Importantly, 8 of the 9 patients experienced meaningful declines in TSO following each dose, relative to a baseline output. The rapid onset of clinical improvements in stool volumes, as observed in all 9 patients having substantial reductions in stool output within 48 hours of the first dose, shows the potential for NM-002 to address the primary problem of chronic malabsorptive diarrhea in SBS patients.

We plan to meet with FDA as soon as possible in the first quarter of 2021 to discuss next steps for the clinical development of NM-002.

Orphan Drug Designation for NM-003

       On December 9, 2020, we announced that the United States Food and Drug Administration (FDA) has granted orphan drug designation to NM-003, a proprietary long-acting GLP-2 receptor agonist, for prevention of acute graft versus host disease. NM-003, also called teduglutide, is designed as a long-acting injectable GLP-2 receptor agonist that utilizes proprietary XTEN® technology to extend circulating half-life. NM-003 is currently undergoing an indication selection process through an ongoing probability of technical and regulatory success analysis.

       The FDA Office of Orphan Products Development (OOPD) grants orphan designation to advance the evaluation and development of safe and effective drugs and biologics to treat, prevent or diagnose rare diseases affecting fewer than 200,000 people in the U.S. Under the Orphan Drug Act, orphan designation qualifies drug sponsors for development incentives conferred by the FDA, including tax credits for qualified clinical testing.

COVID-19

The effect of the COVID-19 pandemic and its associated restrictions may increase the anticipated aggregate costs for the development of our product candidates and may adversely impact the anticipated timelines for the development of our product candidates by, among other things, causing disruptions in the supply chain for clinical supplies, delays in the timing and pace of subject enrollment in clinical trials, lower than anticipated subject enrollment and completion rates, delays in the review and approval of our regulatory submissions by the FDA and other agencies with respect to our product candidates, and other unforeseen disruptions. The economic impact of the COVID-19 pandemic and its effect on capital markets and investor sentiment may adversely impact our ability to raise capital when needed or on terms favorable to us and our stockholders to fund our development programs and operations. Site activation and patient enrollment have recently been impacted by the COVID-19 pandemic. We do not yet know the full extent of potential delays or impacts on our business, clinical trial activities, ability to access capital or on healthcare systems or the global economy as a whole. However, these effects could have a material adverse impact on our business and financial condition.

Corporate Information
We were incorporated under the laws of Delaware under the name Monster Digital, Inc. in November 2010 as a private company. We completed our initial public offering in July 2016. In January 2018, we acquired Innovate Biopharmaceuticals Inc. (“Private Innovate”) through its merger with a wholly owned subsidiary of ours, with Private Innovate surviving as our wholly owned subsidiary. As part of that transaction, Monster Digital, Inc. changed its name to Innovate Biopharmaceuticals, Inc. At that time, we also changed the focus of our business to pharmaceutical research and development. In April 2020, we acquired RDD Pharma, Ltd. through its merger with a wholly owned subsidiary of ours, with RDD Pharma, Ltd. surviving as our wholly owned subsidiary. As part of that transaction, we changed our name from Innovate Biopharmaceuticals, Inc. to 9 Meters Biopharma, Inc. In May 2020, we acquired Naia Rare Diseases, Inc. through its merger with a wholly owned subsidiary of ours.

Our principal executive offices are located at 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615 and our telephone number is (919) 275-1933. Our corporate website address is www.9meters.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated into this prospectus supplement and our reference to the URL for our website is intended to be an inactive textual reference only.
Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act and therefore we may take advantage of certain exemptions from various public company reporting requirements. As an “emerging growth company”:
•we will present no more than two years of audited financial statements and no more than two years of related management’s discussion and analysis of financial condition and results of operations;
•we will avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act (this exemption was recently extended indefinitely for smaller reporting companies, as defined in Rule 12b-2 of the Exchange Act, with revenue of less than $100 million);
•we will provide less extensive disclosure about our executive compensation arrangements; and
•we will not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

However, we have chosen to irrevocably opt out of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards. We will remain an “emerging growth company” for up to five years, although we will cease to be an “emerging growth company” upon the earliest of (1) December 31, 2021, (2) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more, (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities, and (4) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

THE OFFERING

Common stock offered by us	shares of common stock.
Option to purchase additional shares	The underwriters will be granted an option to purchase up to an additional shares of common stock from us. This option is exercisable, in whole or in part, for a period of 30 days following the date of this prospectus supplement.
Common stock to be outstanding immediately after this offering	shares (or shares if the underwriters exercise their option to purchase additional shares in full).
Use of proceeds
We estimate the net proceeds from this offering to be approximately $     million (or $ million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expense payable by us. We intend to use the net proceeds of this offering, together with other available funds, to advance the clinical development of NM-002 for the treatment of short bowel syndrome, the continued development of larazotide for the treatment of celiac disease, and for working capital and general corporate purposes. See the section of this prospectus supplement titled “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk factors	See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 11 of the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and accompanying prospectus, to read about factors you should consider before investing in our securities.
Nasdaq Capital Market symbol	“NMTR”.
Insider participation
Our Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors have indicated an interest in purchasing shares of common stock in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell fewer shares to them than they indicated an interest in purchasing or sell no shares to them, and they could determine to purchase fewer shares than they indicated an interest in purchasing or purchase no shares in this offering. The underwriters will receive the same underwriting discount on any shares purchased by them as they will on any other shares sold to the public in this offering. See “Underwriting” for more information.

    The number of shares of common stock outstanding is based on an aggregate of 149,575,457 shares outstanding as of September 30, 2020, and excludes:
•6,028,781 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2020 at a weighted average exercise price of $1.53 per share under the Innovate 2015 Stock Incentive Plan (the “Private Innovate Plan”);

•10,524,626 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2020 at a weighted average exercise price of $0.96 per share under the Company’s 2012 Omnibus Incentive Plan (the “Omnibus Plan”);

•9,853,918 shares of common stock reserved for future issuance under the Omnibus Plan as of September 30, 2020;

•1,014,173 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2020 at a weighted average exercise price of $0.63 per share, under the option grant agreements granted to RDD employees and assumed by the Company in accordance with their terms, pursuant to the Agreement and Plan of Merger with RDD, dated as of October 6, 2019, as amended on December 17, 2019;
•39,546,516 shares of common stock issuable upon the exercise of common stock warrants outstanding as of September 30, 2020 at a weighted average price of $0.81 per share, with a weighted average remaining life of 4.6 years; and
•475,067 shares of common stock reserved for issuance upon conversion or redemption of our outstanding unsecured Convertible Promissory Note.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes no exercise by the underwriters of their option to purchase up to an additional             shares of common stock in this offering and no exercises of any outstanding stock options or warrants or conversion of convertible notes after September 30, 2020.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties, as well as other information, in this prospectus supplement and the accompanying prospectus, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 which is incorporated herein by reference, in each case as these risk factors are amended or supplemented by our subsequent Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2020, or Current Reports on Form 8-K, and as updated by any other document that we subsequently file with the SEC and that is incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. The risks set forth in this prospectus supplement and incorporated herein by reference are those which we believe are the material risks that we face. These risks are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.
RISKS RELATED TO THIS OFFERING
We expect to raise additional capital by issuing new securities, some of which could have terms or rights superior to those of our existing securityholders, which could adversely affect your investment in our company, the market price of shares of our common stock and our business.
We expect to seek additional financing to fund future operations, including our research and development activities and any possible sales and marketing activities. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our then current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of our then existing securityholders, which could adversely affect the market price of our common stock and the voting power of shares of our common stock. If we raise additional funds by issuing convertible preferred stock or debt securities, the holders of these securities would similarly have some rights senior to those of our then existing securityholders, and the terms of these securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse effect on our business.
Issuances of shares of our common stock or securities convertible into or exercisable for shares of our common stock following this offering, as well as the exercise of outstanding options and warrants or the conversion of our convertible note, will dilute your ownership interests and may adversely affect the future market price of our common stock.
The issuance of additional shares of our common stock or securities convertible into or exchangeable for our common stock could be dilutive to stockholders if they do not invest in future offerings. We expect to seek additional capital, which may be through private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, or any combination thereof, which may cause your ownership interest to be diluted.
In addition, we have a substantial number of options and warrants to purchase shares of our common stock outstanding, as well as a convertible note. If these securities are exercised, you may incur further dilution. Moreover, to the extent that we issue in the future more options or warrants to purchase shares of our common stock, or other securities convertible into or exchangeable for shares of our common stock such as convertible notes or convertible preferred stock, and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.
A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.
In this offering we are selling shares of common stock, which represents approximately    % of our outstanding common stock as of December 7, 2020, after giving effect to the sale of the shares of common stock in this offering (or approximately    % if the underwriters exercise their option to purchase additional shares of common stock in full). This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

We have broad discretion in the use of our cash and cash equivalents, including any net proceeds we receive in this offering, and might not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including any net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund our operations, we may invest our cash and cash equivalents, including any net proceeds from this offering, in a manner that does not produce income or that loses value.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

If we fail to meet the requirements for continued listing on the Nasdaq Capital Market, our common stock could be delisted from trading, which would decrease the liquidity of our common stock and our ability to raise additional capital.

We previously disclosed that we had been notified by the Nasdaq Stock Market LLC, or Nasdaq, that for 30 consecutive business days the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A) and Nasdaq Listing Rule 5810(c)(3)(C), Nasdaq informed the Company that it had a compliance period of 180 calendar days, or until June 1, 2020, to regain compliance with the Rule, which date was tolled due to the COVID-19 pandemic to August 17, 2020.

On August 18, 2020, we received a delisting determination letter from the Nasdaq Stock Market Listing Qualifications Department due to the Company’s failure to regain compliance with the Rule, and that it did not meet any of the initial listing requirements. On August 20, 2020, the Company appealed the determination by requesting a hearing before a Hearings Panel, which took place on September 24, 2020. On October 6, 2020, we received formal notice that the Hearings Panel granted the Company's request for an extension through February 15, 2021 to evidence compliance with the Rule. In order to comply with the Rule, we must have a closing bid price of at least $1.00 per share for a minimum of ten, but generally not more than twenty, consecutive business days by February 15, 2021. There can be no assurance that we will be able to regain compliance or that Nasdaq will grant us a further extension of time to regain compliance, if necessary.

The delisting of our common stock from Nasdaq may make it more difficult for us to raise capital on favorable terms in the future, or at all. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase or common stock when you wish to do so. Further, if our common stock were to be delisted from The Nasdaq Capital Market, our common stock would cease to be recognized as a covered security and we would be subject to additional regulation in each state in which we offer our securities. Moreover, there is no assurance that any actions that we take to restore our compliance with the Nasdaq minimum bid requirement would stabilize the market price or improve the liquidity of our common stock, prevent our common stock from falling below the Nasdaq minimum bid price required for continued listing again, or prevent future non-compliance with Nasdaq’s listing requirements.

There can be no assurance that we will continue to meet the minimum bid price requirement, or any other requirement in the future. If we fail to meet the minimum bid price requirement, or other applicable Nasdaq listing requirements, including maintaining minimum levels of stockholders’ equity or market values of our common stock, our common stock could be delisted. If our common stock were to be delisted, the liquidity of our common stock would be adversely affected, and the market price of our common stock could decrease.

Unless our common stock continues to be listed on a national securities exchange it will become subject to the so-called “penny stock” rules that impose restrictive sales practice requirements.

If we are unable to maintain the listing of our common stock on Nasdaq or another national securities exchange, our common stock could become subject to the so-called “penny stock” rules if the shares have a market value of less than $5.00 per share. The SEC has adopted regulations that define a penny stock to include any stock that has a market price of less than $5.00 per share, subject to certain exceptions, including an exception for stock traded on a national securities exchange. The SEC regulations impose restrictive sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. An accredited investor generally is a person whose individual annual income exceeded $200,000, or whose joint annual income with a spouse exceeded $300,000 during the past two years and who expects their annual income to exceed the applicable level during the current year, or a person with net worth in excess of $1.0 million, not including the value of the investor’s principal residence and excluding mortgage debt secured by the investor’s principal residence up to the estimated fair market value of the home, except that any mortgage debt incurred by the investor within 60 days prior to the date of the transaction shall not be excluded from the determination of the investor’s net worth unless the mortgage debt was incurred to acquire the residence. For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. This means that if we are unable maintain the listing of our common stock on a national securities exchange, the ability of stockholders to sell their common stock in the secondary market could be adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus supplement and the accompanying prospectus contain a number of “forward-looking statements”. Specifically, all statements other than statements of historical facts included in this prospectus regarding our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management at the time these statements were made, as well as assumptions made by and information available to management at that time. When used in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, the words “anticipate”, “believe”, “estimate”, “expect”, “may”, “might”, “plan”, “will”, “continue” and “intend”, and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements. These statements reflect our view, as of the date hereof, with respect to future events and are subject to risks, uncertainties and assumptions related to various factors.
    You should understand that the following important factors, in addition to those discussed in our periodic reports to be filed with the SEC under the Exchange Act could affect our stock price or future results and could cause those results to differ materially from those expressed in such forward-looking statements:
•impacts of and uncertainty related to the COVID-19 pandemic;
•fluctuations in our financial results and stock price, particularly given market conditions and the potential economic impact of the COVID-19 pandemic;
•our ability to meet the requirements for continued listing on the Nasdaq Capital Market;
•our need to raise additional money to fund our operations for the next twelve months to continue as a going concern;
•risks of our clinical trials including, but not limited to, the costs, design, initiation and enrollment (which could be adversely impacted by the COVID-19 pandemic and resulting restrictions), timing, progress and results of such trials;
•our ability to integrate the post-merger operations, personnel, and other aspects of RDD and Naia Rare Diseases;
•our ability to integrate the RDD and Naia Rare Diseases portfolios of product candidates into our existing business operations;
•our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our cash on hand and proceeds from our financings;
•our estimates regarding expenses, future revenue, timing of any future revenue, capital requirements and needs for additional financing;
•litigation related to our status as a public company, including securities related litigation, breach of fiduciary duty claims or claims regarding alleged internal control failures;
•our limited operating history;
•our ability to develop and implement our planned product development, commercialization, marketing and manufacturing capabilities and strategies for our product candidates;
•the timing of, and our ability to obtain and maintain regulatory approvals for our product candidates;
•the potential advantages of our product candidates;
•the rate and degree of market acceptance and clinical utility of our product candidates;
•our intellectual property position;

•our ability to attract, integrate and retain key personnel;
•the impact of government laws and regulations;
•our competitive position;
•developments relating to our competitors and our industry;
•our ability to maintain and establish collaborations or obtain additional funding;
•general or regional economic conditions;
•changes in U.S. generally accepted accounting principles, or GAAP;
•changes in the legal, regulatory and legislative environments in the markets in which we operate, including impacts of United States government shut-downs on our ability to raise money and obtain regulatory approval for our products; and
•our expectations related to the use of proceeds from this offering.

    Although we believe that our expectations (including those on which our forward-looking statements are based) are reasonable, we cannot assure you that those expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in our forward-looking statements.

    Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement, the accompanying supplement and the documents incorporated by reference herein and therein might not occur.

USE OF PROCEEDS
We estimate that we will receive net proceeds from the sale of shares of common stock in this offering of approximately $     million, based on the public offering price of $ per share of common stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (or $     million if the underwriters exercise in full their option to purchase additional shares).
We intend to use the net proceeds of this offering, together with other available funds, to advance the clinical development of NM-002 for the treatment of short bowel syndrome, the continued development of larazotide for the treatment of celiac disease, and for working capital and general corporate purposes.
The expected net proceeds of this offering will not be sufficient for us to fund commercialization of any of our product candidates (including marketing and sales). Therefore we will need to raise substantial additional capital to complete the commercialization of our product candidates, as well as to establish our own or contract with third parties for manufacturing, sales and marketing capabilities.
The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials, registration activities and other development and commercialization efforts for our product candidates, as well as the amount of cash used in our operations. Although we have no present intention or commitment to do so, we may use a portion of the net proceeds for the acquisition of, or investment in, technologies, intellectual property or businesses that complement our business.
Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this or the actual amounts that we will spend on the uses set forth above. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will retain broad discretion over the allocation of the net proceeds of this offering. Pending the uses described above, we plan to invest the net proceeds from this offering in corporate savings accounts with top tier commercial banks, short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, investments and total capitalization as of September 30, 2020, as follows:

•on an actual basis; and
•on an as adjusted basis to give effect to our issuance and sale of     shares in this offering, based on the public offering price of $    per share, as set forth on the cover page of this prospectus supplement, after deducting underwriting discounts and commissions and estimated offering expenses and assuming the underwriters do not exercise their option to purchase additional shares.

This table should be read in conjunction with our unaudited condensed consolidated financial statements and related notes incorporated by reference into this prospectus supplement.

	As of September 30, 2020
	Actual (Unaudited)	As Adjusted (Unaudited)
Cash and cash equivalents	$12,435,982
Convertible note payable, net	1,265,020
Lease liability	227,844
Equity:
Preferred stock $0.0001 par value per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2020, actual (unaudited); 0 shares issued and outstanding, as adjusted (unaudited)	—
Common stock $0.0001 par value per share, 350,000,000 shares authorized; 149,575,457 shares issued and outstanding as of September 30, 2020, actual (unaudited); shares issued and outstanding as adjusted (unaudited)	14,959
Additional paid-in capital	130,704,268
Accumulated deficit	(127,098,652)
Total stockholders’ equity (deficit)	3,620,575
Total capitalization	$5,113,439

The number of shares of common stock outstanding is based on an aggregate of 149,575,457 shares outstanding as of September 30, 2020, and excludes:
•6,028,781 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2020 at a weighted average exercise price of $1.53 per share under the Private Innovate Plan;
•10,524,626 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2020 at a weighted average exercise price of $0.96 per share under the Omnibus Plan;
•9,853,918 shares of common stock reserved for future issuance under the Omnibus Plan as of September 30, 2020;
•1,014,173 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2020 at a weighted average exercise price of $0.63 per share, under the option grant agreements granted to RDD employees and assumed by the Company in accordance with their terms, pursuant to the Agreement and Plan of Merger with RDD, dated as of October 6, 2019, as amended on December 17, 2019;
•39,546,516 shares of common stock issuable upon the exercise of common stock warrants outstanding as of September 30, 2020 at a weighted average price of $0.81 per share, with a weighted average remaining life of 4.6 years; and

•475,067 shares of common stock reserved for issuance upon conversion or redemption of our outstanding unsecured Convertible Promissory Note.

DILUTION
If you purchase shares of common stock in this offering you will experience dilution to the extent of the difference between the public offering price per share in this offering and our pro forma net tangible book value per share immediately after this offering.
Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Our historical net tangible book value as of September 30, 2020 was $3,620,575, or $0.02 per share of common stock. After giving effect to the sale of       shares of common stock in this offering at the offering price of  $     per share, and the receipt of an estimated $     million of net proceeds therefrom, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and excluding any additional shares of common stock that may be issuable upon the exercise of the underwriters’ option to purchase additional shares, our net tangible book value as of September 30, 2020 would have been $    , or $     per share. This represents an immediate increase in net tangible book value of  $     per share to existing stockholders and an immediate dilution in net tangible book value of  $     per share to investors in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Historical net tangible book value per share as of September 30, 2020	$0.02
Increase in net tangible book value per share attributable to this offering	$___
As adjusted tangible book value per share, after giving effect to this offering		$
Dilution per share to investors in this offering		$
If the underwriters exercise in full their option to purchase additional shares of common stock in this offering, the net tangible book value per share after giving effect to this offering would be $     per share, which amount represents an immediate increase in net tangible book value of  $     per share of our common stock to existing stockholders and an immediate dilution in net tangible book value of  $     per share of our common stock to investors purchasing shares in this offering.
The number of shares of common stock outstanding is based on an aggregate of 149,575,457 shares outstanding as of September 30, 2020, and excludes:
•6,028,781 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2020 at a weighted average exercise price of $1.53 per share under the Private Innovate Plan;
•10,524,626 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2020 at a weighted average exercise price of $0.96 per share under the Omnibus Plan;
•9,853,918 shares of common stock reserved for future issuance under the Omnibus Plan as of September 30, 2020;
•1,014,173 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2020 at a weighted average exercise price of $0.63 per share, under the option grant agreements granted to RDD employees and assumed by the Company in accordance with their terms, pursuant to the Agreement and Plan of Merger with RDD, dated as of October 6, 2019, as amended on December 17, 2019;
•39,546,516 shares of common stock issuable upon the exercise of common stock warrants outstanding as of September 30, 2020 at a weighted average price of $0.81 per share, with a weighted average remaining life of 4.6 years; and
•475,067 shares of common stock reserved for issuance upon conversion or redemption of our outstanding unsecured Convertible Promissory Note.

To the extent that outstanding options or warrants have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING
William Blair & Company, L.L.C. and Truist Securities, Inc. are acting as joint book-running managers and representatives of the underwriters for the offering. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us,           shares of our common stock. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
William Blair & Company, L.L.C.
Truist Securities, Inc.
Oppenheimer & Co.
Brookline Capital Markets, a division of Arcadia Securities, LLC
Total
We have granted to the underwriters an option, exercisable for 30 calendar days from the date of this prospectus, to purchase up to           additional shares of common stock at the public offering price listed on the cover of this prospectus supplement, less underwriting discounts and commissions. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, relating to losses or claims resulting from material misstatements in or omissions from this prospectus supplement, the registration statement of which this prospectus supplement is a part, certain free writing prospectuses that may be used in the offering and in any marketing materials used in connection with this offering and to contribute to payments the underwriters may be required to make in respect of those liabilities.

Our Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors have indicated an interest in purchasing shares of common stock in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell fewer shares to them than they indicated an interest in purchasing or sell no shares to them, and they could determine to purchase fewer shares than they indicated an interest in purchasing or purchase no shares in this offering. The underwriters will receive the same underwriting discount on any shares purchased by them as they will on any other shares sold to the public in this offering.
Commissions and Discounts
The underwriters have advised us that they propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $      per share. After the public offering, the public offering price, concession or any other term of this offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$
The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriter’s option to purchase additional shares described above. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $      , which includes legal, accounting and printing costs and various other fees associated with the registration and listing of our common stock. We have agreed to reimburse the underwriters for certain additional expenses incurred in connection with this offering in an amount up to $150,000.
No Sales of Similar Securities
We have agreed with the underwriter, for 90 days after the date of this prospectus supplement, subject to specified exceptions, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities that are substantially similar to our common stock, including but not limited to any options or warrants to purchase shares of our common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, without the prior written consent of the underwriter.
Our directors and executive officers have agreed with the underwriter, for 90 days after the date of this prospectus supplement, subject to specified exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive our common stock (including without limitation, our common stock which may be deemed to be beneficially owned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of our common stock or such other securities, in cash or otherwise, make any demand for, or exercise any right with respect to, the registration under the Securities Act of any common stock or any security convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to do any of the foregoing, without the prior written consent of the underwriter.
Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “NMTR”.
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the shares is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing shares of our common stock. However, the underwriters may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by an underwriters of a greater number of shares than it is required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising this option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through this option. “Naked” short sales are sales in excess of this option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the closing of this offering.
Similar to other purchase transactions, the underwriters’ purchases to cover short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Offer, Sale and Distribution of Shares
In connection with this offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet website maintained by the underwriter. The information on the website of such underwriters is not part of this prospectus.
Other Relationships
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may engage from time to time in the future in certain investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the underwriters for any further services. William Blair & Company, L.L.C. acted as the lead Placement Agent in connection with our private placement that closed in May 2020. Truist Securities, Inc. is acting as our sales agent in connection with our at the market offering program, which we commenced in July 2020 and remains in effect although no sales can be made under that program until after the closing of this offering.
In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Canada

Resale Restrictions
The distribution of shares of our common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of shares of our common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
Representations of Canadian Purchasers
By purchasing shares of our common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
•the purchaser is entitled under applicable provincial securities laws to purchase the shares of common stock without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 - Prospectus Exemptions,
•the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations,
•where required by law, the purchaser is purchasing as principal and not as agent, and
•the purchaser has reviewed the text above under Resale Restrictions.
Conflicts of Interest
Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 - Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
Canadian purchasers of shares of our common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares of common stock in their particular circumstances and about the eligibility of shares of our common stock for investment by the purchaser under relevant Canadian legislation.
European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, each referred to as a Relevant Member State, an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
a)to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;
b)to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for any such offer; or
c)in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.
United Kingdom
The underwriters have represented and agreed that:
a)they have not made or will not make an offer of shares of our common stock to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority;
b)they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and
c)they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.
Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.
This prospectus supplement and the accompanying prospectus have not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he or she is aware of the restriction on offers of the securities described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that he or she is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
Singapore
Neither this prospectus supplement nor the accompanying prospectus has been, and will not be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the common stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common stock pursuant to an offer made under Section 275 of the SFA except:
a)to an institutional investor pursuant to Section 274 of the SFA or to a relevant person pursuant to Section 275(1) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
b)where no consideration is or will be given for the transfer;
c)where the transfer is by operation of law;
d)as specified in Section 276(7) of the SFA; or
e)as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Switzerland
The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor the accompanying prospectus, nor any other offering or marketing material relating to the offering, or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common stock.
United Arab Emirates
This offering has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority of the UAE (the “SCA”) and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE (the “Free Zones”), in particular the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre the (“DIFC”) or the Financial Services Regulatory Authority (the “FSRA”), a regulatory authority of Abu Dhabi Global Market (“ADGM”).
This offering is not intended to, and does not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. The common stock has not been and will not be registered with or licensed by the SCA or with the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Exchange or with any other UAE regulatory authority or exchange.
The issue and/or sale of the common stock has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE, DIFC, ADGM and/or any other Free Zone in accordance with the Commercial Companies Law, Federal Law No 2 of 2015 (as amended), the Markets Rules of the DFSA, (the “DFSA Markets Rules”), the Markets Rules of the FSRA (the “FSRA Markets Rules”) and/or Nasdaq Dubai Listing Rules or under any other law of the UAE. The common stock may not be offered to the public in the UAE and/or any of the Free Zones.
No marketing or promotion of the common stock has been or will be made from within the UAE and no sale of or subscription for the common stock may or will be consummated within the UAE. It should not be assumed that Vermillion, Inc., Vermillion, Inc.’s advisors, their advisors or any other person is a licensed broker, dealer or investment adviser under the laws of the UAE or that they advise as to the appropriateness of investing in or purchasing or selling securities or other financial products.
This offering is not intended to constitute a financial promotion, an offer, sale or delivery of shares or other securities under the DIFC Markets Law (DIFC Law No. 1 of 2012, as amended) (the “Markets Law”), the DFSA Markets Rules, the Collective Investment Law 2010 (DIFC Law No. 2 of 2010) (the “Collective Investment Law”), the ADGM Financial Services and Markets Regulations 2015 (the “FSMR”), the FSRA Markets Rules, the Funds Rules of the FSRA (“FSRA Funds Rules”), or any other laws and regulations of the DIFC, the DFSA, ADGM or the FSRA.
This offering and the issue or transfer of any securities related to it have not been approved or licensed by the DFSA, and do not constitute an offer of securities in the DIFC in accordance with the Markets Law or the DFSA Markets Rules or the Collective Investment Law or any other laws and regulations of the DIFC or the DFSA. This offering and the issue or transfer of any securities related to it have not been approved or licensed by the FSRA, and do not constitute an offer of securities in ADGM in accordance with the FSMR or the FSRA Markets Rules or the FSRA Funds Rules or any other laws and regulations of ADGM or the FSRA.
Israel

The securities offered by this prospectus supplement and the accompanying prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing this prospectus supplement and the accompanying prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. The ordinary shares will not be offered or sold, directly or indirectly, to the public in Israel, except that the underwriters may offer and sell such shares to Israeli investors who qualify, in accordance with the Israeli Securities Law as “qualified investors” (as defined in the First Appendix to the Israeli Securities Law) and completed and signed a questionnaire regarding such qualification and delivered it to the underwriters. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement and the accompanying prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

LEGAL MATTERS
    The validity of the securities being offered hereby will be passed upon for us by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina. Goodwin Procter LLP, New York, New York, is representing the underwriters in connection with the offering.

EXPERTS
    Mayer Hoffman McCann P.C., our independent registered public accounting firm, has audited our balance sheets as of December 31, 2019 and 2018, and the related statements of operations and comprehensive loss, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2019, and the related notes, as set forth in their report, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the existence of substantial doubt about our ability to continue as a going concern. We have incorporated by reference the financial statements in this prospectus supplement and the accompanying prospectus in reliance on the report of Mayer Hoffman McCann P.C. given on their authority as experts in accounting and auditing in giving said reports.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
    This prospectus supplement, which constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus supplement, you should refer to the accompanying prospectus, which constitutes a part of the registration statement, the registration statement and the exhibits filed as part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement.
    We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings and the documents incorporated by reference and any exhibits, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.9meters.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE
    The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, except as to any portion of any future report or document that is not deemed filed under such provisions:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 20, 2020;
◦our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 15, 2020;
◦our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 13, 2020;

◦our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, filed with the SEC on November 9, 2020;
◦our Current Reports on Form 8-K, filed with the SEC on January 10, 2020, January 22, 2020, February 12, 2020, February 14, 2020, February 18, 2020, March 12, 2020, March 19, 2020, April 6, 2020, April 9, 2020, April 21, 2020, April 22, 2020, May 4, 2020, May 5, 2020, May 8, 2020, May 11, 2020, May 27, 2020, June 24, 2020, June 29, 2020, June 30, 2020, July 2, 2020, July 6, 2020, July 21, 2020, July 22, 2020, July 28, 2020, August 4, 2020, August 13, 2020, August 21, 2020, August 31, 2020, September 8, 2020, October 2, 2020, October 6, 2020, November 2, 2020, November 16, 2020, November 27, 2020, December 7, 2020, December 7, and December 9, 2020, and our Current Report on Form 8-K/A filed on June 12, 2020;
◦the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on June 7, 2016 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description;
◦our definitive proxy statement on Schedule 14A for the special meeting of stockholders held on February 14, 2020, filed with the SEC pursuant to Section 14 of the Exchange Act on January 22, 2020; and
◦our definitive proxy statement on Schedule 14A for the annual meeting of stockholders held on June 30, 2020, filed with the SEC pursuant to Section 14 of the Exchange Act on June 2, 2020.
    Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
    We will furnish without charge to you, on written or oral request, a copy of any filing or report incorporated by reference, including exhibits to the document. You should direct any requests for documents to the Corporate Secretary at 9 Meters Biopharma, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, phone (919) 275-1933.
    You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

$200,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units and/or
Rights

We may offer and sell from time to time up to $200,000,000 of our shares of common stock; shares of preferred stock; debt securities; warrants; rights to purchase common stock, preferred stock, debt securities or units; or units that include any of these securities, in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering.

This prospectus provides you with a description of our securities and a general description of the other securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find Additional Information” and “Incorporation of Documents by Reference”, before you invest in our securities.

We are an “emerging growth company” under the federal securities laws and, as such, we are subject to reduced public company disclosure standards.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, to read about factors you should consider before investing in our securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NMTR”. The last reported sale price of our common stock on September 30, 2020 was $0.815 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 9, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process or continuous offering process. By using a shelf registration statement, we may from time to time, offer shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, in one or more offerings, up to a total dollar amount of  $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. See “Plan of Distribution” on page 13. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities using this registration statement, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with any applicable prospectus supplements and the documents incorporated by reference into this prospectus or any prospectus supplement, will include material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any prospectus supplement or any sale of a security.

To the extent there are inconsistencies between this prospectus, any prospectus supplement and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless the context indicates otherwise, references in this prospectus to “9 Meters”, “Company”, “we”, “us” and “our” refer to 9 Meters Biopharma, Inc. and its subsidiaries. Furthermore, in May 2020 we changed the name of our company from Innovate Biopharmaceuticals, Inc. to 9 Meters Biopharma, Inc. Accordingly, any reference to Innovate Biopharmaceuticals, Inc. in the documents incorporated by reference means 9 Meters Biopharma, Inc.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains a number of “forward-looking statements”. Specifically, all statements other than statements of historical facts included in this prospectus regarding our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management at the time these statements were made, as well as assumptions made by and information available to management at that time. When used in this prospectus and the documents incorporated by reference herein, the words “anticipate”, “believe”, “estimate”, “expect”, “may”, “might”, “will”, “continue” and “intend”, and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements. These statements reflect our view, as of the date hereof, with respect to future events and are subject to risks, uncertainties and assumptions related to various factors.
You should understand that the following important factors, in addition to those discussed in our periodic reports to be filed with the SEC under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, could affect our stock price or future results and could cause those results to differ materially from those expressed in such forward-looking statements:
•impacts of and uncertainty related to COVID-19;

•fluctuations in our financial results and stock price, particularly given market conditions and the potential economic impact of COVID-19;

•our ability to meet the requirements for continued listing on the Nasdaq Capital Market;

•our need to raise additional money to fund our operations for the next twelve months to continue as a going concern;

•risks of our clinical trials including, but not limited to, the costs, design, initiation and enrollment (which could be adversely impacted by COVID-19 and resulting social distancing), timing, progress and results of such trials;

•our ability to integrate the post-merger operations, personnel, and other aspects of RDD Pharma, Ltd., or RDD, and Naia Rare Diseases, Inc.;

•our ability to integrate the RDD and Naia Rare Diseases portfolios of product candidates into our existing business operations;

•our expectations related to the use of proceeds from our financings;

•our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our cash on hand and proceeds from our financings;

•our estimates regarding expenses, future revenue, timing of any future revenue, capital requirements and needs for additional financing;

•litigation related to our status as a public company, including securities related litigation, breach of fiduciary duty claims or claims regarding alleged internal control failures;

•our limited operating history;

•our ability to develop and implement our planned product development, commercialization, marketing and manufacturing capabilities and strategies for our product candidates;

•the timing of, and our ability to obtain and maintain regulatory approvals for our product candidates;

•the potential advantages of our product candidates;

•the rate and degree of market acceptance and clinical utility of our product candidates;

•our intellectual property position;

•our ability to attract, integrate and retain key personnel;

•the impact of government laws and regulations;

•our competitive position;

•developments relating to our competitors and our industry;

•our ability to maintain and establish collaborations or obtain additional funding;

•general or regional economic conditions;

•changes in U.S. generally accepted accounting principles, or GAAP; and

•changes in the legal, regulatory and legislative environments in the markets in which we operate, including impacts of United States government shut-downs on our ability to raise money and obtain regulatory approval for our products.

Although we believe that our expectations (including those on which our forward-looking statements are based) are reasonable, we cannot assure you that those expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in our forward-looking statements.

Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur.

THE COMPANY

9 Meters Biopharma, Inc. is a clinical-stage biotechnology company focused on rare and unmet needs in gastroenterology. The Company’s pipeline includes drug candidates for short bowel syndrome (SBS), celiac disease and two candidates for undisclosed rare and/or orphan diseases. Our pipeline and expected development milestones for our product candidates are summarized below:
Short Bowel Syndrome (SBS)

NM-002 is a long-acting injectable GLP-1 agonist being developed for SBS, a debilitating orphan disease with a large underserved market. It affects up to 20,000 people in the U.S. with similar prevalence in Europe. Short bowel syndrome is a group of problems related to poor absorption of nutrients. People with short bowel syndrome cannot absorb enough water, vitamins, minerals, protein, fat, calories, and other nutrients from food. It is a severe disease with life changing consequences such as impaired intestinal absorption, diarrhea and metabolic complications. Patients have life-long dependency on Parenteral Support (PS) to survive with risk of life-threatening infections and extra-organ impairment.

The concept of exenatide, the active portion of NM-002, for the treatment of adults with SBS, was studied in a proof-of-concept testing the hypothesis that a GLP-1 agonist may improve the nutritional state and the intestinal symptoms of these patients (Kunkel, et. al, 2011). In addition to improving nutritional status and quality of life in a small group of patients given short-acting exenatide, the study showed that several of the patients were able to eliminate PS with a substantial reduction in bowel movements, illustrating a drug effect on the malabsorptive diarrhea seen in this patient type. Furthermore, safety, pharmacokinetics and pharmacodynamics of a single-dose placebo-controlled trial of NM-002 was shown in patients with type 2 diabetes as a single ascending subcutaneous dose in six different cohorts of six doses escalating from 12.5 mg to 200 mg (Cleland et. al. 2012). The data showed NM-002 was well tolerated at all doses including the maximum 200 mg dose. Gastrointestinal adverse events were mild and transient, occurring prior to Cmax and resolving in less than 24 hours. There were no serious adverse events reported and no patients dropped out of the study.

The compound fuses exenatide, a GLP-1 analogue, to a long-acting linker technology and is designed specifically to address the gastric effects in SBS patients by slowing digestive transit time. The asset uses proprietary XTEN® technology to extend the half-life of exenatide, allowing for once- to twice-per-month dosing, thus potentially increasing convenience for patients and caregivers. NM-002 is patent-protected and has received orphan drug designation by the

FDA. The Company initiated its phase 1b/2a study in adult patients suffering from SBS in June 2020 and announced in July 2020 that the first patients had been dosed. Topline results are expected in the first quarter of 2021.
Celiac Disease (CeD)

In 2019, we initiated a Phase 3 clinical trial for our lead drug candidate, larazotide acetate or larazotide, for the treatment of celiac disease. Larazotide has the potential to be a first-to-market therapeutic for celiac disease, an unmet medical need affecting an estimated 1% of the U.S. population or more than 3 million individuals. Patients with celiac disease have no treatment alternative other than a strict lifelong adherence to a gluten-free diet, which is difficult to maintain and can be deficient in key nutrients. Additionally, current FDA labeling standards allow up to 20 parts per million (ppm) of gluten in “gluten-free” labeled foods, which contains enough gluten to cause celiac symptoms in many patients, including abdominal pain, abdominal cramping, bloating, gas, headaches, ataxia, “brain fog” and fatigue. Long-term ramifications of celiac disease include enteropathy associated T-cell lymphoma (EATL), osteoporosis and anemia.

Larazotide is being investigated as an adjunct to a gluten-free diet for celiac patients who continue to experience symptoms despite adhering to a gluten-free diet. Due to the difficulty of maintaining a gluten-free diet due to lack of easy access to and the higher cost of gluten-free foods, contamination from gluten as well as social pressures, it is estimated that more than half the celiac population experiences multiple, potentially debilitating, symptoms per month. A study from the U.K. indicates that more than 70% of patients diagnosed with celiac disease consume gluten either intentionally or inadvertently (Hall et al. 2013).

Larazotide is an 8-amino acid peptide formulated into an orally administered capsule and prior to the Phase 3 clinical trial had been tested in nearly 600 celiac patients with statistically significant improvement in celiac symptoms. The FDA has granted larazotide Fast Track Designation for celiac disease. Larazotide’s safety profile has been similar to placebo. Additionally, larazotide’s mechanism of action as a tight junction regulator is a new approach to treating autoimmune diseases, such as celiac disease. Multiple pre-clinical studies have shown larazotide causes a reduction in permeability across the intestinal epithelial barrier, making it the only drug candidate known to us which is in clinical trials with this mechanism of action.
With the release of the Phase 2b trial data in 342 celiac patients at the 2014 Digestive Disease Week conference, larazotide became the first and the only drug for the treatment of celiac disease (published data), which met its primary efficacy endpoint with statistical significance. The Phase 2b data showed statistically significant (p=0.022) reduction in abdominal and non-GI (headache) symptoms as measured by the patient reported outcome primary end point for celiac disease created specifically for celiac disease and wholly owned by us (“CeD PRO”). Larazotide has been shown to be safe and effective after being tested in several clinical trials involving nearly 600 patients, most recently in the Phase 2b trial for celiac disease. After a successful End-of-Phase 2 meeting with the FDA, which confirmed the regulatory path forward, we launched the Phase 3 registration program in 2019 and dosed the first patient in August 2019, with top-line data expected in 2021. We have approximately 115 active clinical trial sites with three treatment groups, 0.25 mg of larazotide, 0.5 mg of larazotide and a placebo arm.

An interim analysis will model the original statistical basis for the trial’s sample size calculation after 50% of the randomized patients have completed the 12-week treatment period in each cohort.   The interim analysis will assess the protocol-defined sample size assumptions only and will be completed by an independent third party.  Under these conditions there will be no sacrifice of the original 90% power to detect a treatment effect in the trial. The full trial is expected to reach topline readout by the end of 2021.

We continue to monitor the evolving situation with COVID-19, which potentially may directly or indirectly impact the pace of enrollment over the next several months.

Other Assets
NM-003 is a proprietary long-acting GLP-2 agonist and NM-004 is a double-cleaved mesalamine with an immunomodulator. These two assets are being evaluated for development in rare and/or orphan indications via an ongoing probability of technical and regulatory success analysis.

Corporate Strategy & Business Development

Our corporate strategy centers around developing drug candidates for rare and unmet needs in gastroenterology via a capital efficient pathway to approval with defined regulatory predicates or what we believe are straight-forward go/no-go scenarios based on discussions with various regulatory agencies. We plan to develop such candidates through the drug development process of clinical trials in humans from Phase 1 to approval and Phase IV studies, by acquiring clinical stage drug programs from companies willing to partner with our expertise of in-licensing, developing and commercializing products in the gastroenterology marketplace. Our current pipeline evaluation will continue as our candidates move through this process, whereby we plan to commercialize rare and unmet need products with a small U.S. commercial footprint while engaging in discussions for rest-of-world and global partnerships as appropriate. From a business development and in-licensing perspective, we seek to become a leader in developing and marketing products that fit rare and unmet needs in gastroenterological disorders. We will continue to seek partners for in-licensing appropriate products for U.S. development while seeking companies interested in marketing our treatments in the rest-of-world territories including select global partnerships, for high unmet need indications which benefit patients from GI and primary care physician commercial effort.

Recent Acquisitions

On April 30, 2020, we merged with RDD, with RDD becoming our wholly owned subsidiary. Prior to that time, our name was Innovate Biopharmaceuticals, Inc. and in connection with that merger we changed our name to 9 Meters Biopharma, Inc. RDD is an Israeli company focused on orphan and innovative therapies for gastrointestinal disorders.

On May 6, 2020, we acquired Naia Rare Diseases, a company developing drugs for the treatment of short bowel syndrome and other rare gastrointestinal diseases.

Corporate Information

We were incorporated under the laws of Delaware under the name Monster Digital, Inc. in November 2010 as a private company. We completed our initial public offering in July 2016. In January 2018, we acquired Innovate Biopharmaceuticals Inc. (“Private Innovate”) through its merger with a wholly owned subsidiary of ours, with Private Innovate surviving as our wholly owned subsidiary. As part of that transaction, Monster Digital, Inc. changed its name to Innovate Biopharmaceuticals, Inc. At that time, we also changed the focus of our business to pharmaceutical research and development. In April 2020, we acquired RDD Pharma, Ltd. through its merger with a wholly owned subsidiary of ours, with RDD Pharma, Ltd. surviving as our wholly owned subsidiary. As part of that transaction, we changed our name from Innovate Biopharmaceuticals, Inc. to 9 Meters Biopharma, Inc. In May 2020, we acquired Naia Rare Diseases through its merger with a wholly owned subsidiary of ours.

Our principal executive offices are located at 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615 and our telephone number is (919) 275-1933. Our corporate website address is www.9meters.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated into this prospectus and our reference to the URL for our website is intended to be an inactive textual reference only.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act and therefore we may take advantage of certain exemptions from various public company reporting requirements. As an “emerging growth company”:

•we will present no more than two years of audited financial statements and no more than two years of related management’s discussion and analysis of financial condition and results of operations;

•we will avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act (this exemption was recently extended indefinitely for smaller reporting companies, as defined in Rule 12b-2 of the Exchange Act, with revenue of less than $100 million);

•we will provide less extensive disclosure about our executive compensation arrangements; and

•we will not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

However, we have chosen to irrevocably opt out of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards. We will remain an “emerging growth company” for up to five years, although we will cease to be an “emerging growth company” upon the earliest of (1) December 31, 2021, (2) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more, (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities, and (4) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of our securities may also discuss certain risks of investing in that offering. The risks incorporated herein by reference and set forth or incorporated by reference in any prospectus supplement are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, the value of any other securities we may issue could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including clinical trials, research and development expenses, and general and administrative expenses. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of any net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by us pursuant to this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended, or the Securities Act, and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•the name or names of the underwriters, if any;
•the purchase price of the securities or other consideration therefor, and the proceeds and use of proceeds, if any, we will receive from the sale;
•any public offering price;
•any over-allotment options under which underwriters may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our common stock is a summary and is subject to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”), and our amended and restated bylaws (“Bylaws”). Copies of our Certificate of Incorporation and our Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the DGCL for additional information.

General

Our authorized capital stock consists of 360,000,000 shares of common stock, par value $0.0001, of which 136,232,886 shares were issued and outstanding as of June 30, 2020, and 10,000,000 shares of preferred stock, none of which are issued and outstanding. Our preferred stock and/or common stock may be issued from time to time without prior approval by our stockholders. Our preferred stock and/or common stock may be issued for such consideration as may be fixed from time to time by our Board of Directors.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote, meaning that the holders of 50.1% of our outstanding shares of common stock, voting for the election of directors, can elect all of the directors to be elected, and in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

The Certificate of Incorporation authorizes our Board of Directors to issue preferred stock in one or more classes or one or more series within any class from time to time. The voting powers, designations, preferences, qualifications, limitations, restrictions and other rights of our preferred stock will be determined by our Board of Directors at that time.

Options

As of June 30, 2020, under the Innovate 2015 Stock Incentive Plan (the “Private Innovate Plan”) there were 6,028,781 shares of common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $1.53 per share. As of June 30, 2020, under the Company’s 2012 Omnibus Incentive Plan (the “Omnibus Plan”) there were 5,651,726 shares of common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $1.25 per share. As of June 30, 2020, under the option grant agreements granted to RDD employees and assumed by the Company in accordance with their terms, there were 1,014,173 shares of common stock issuable upon the exercise of options at a weighted average exercise price of $0.63 per share. Any future grants will be made under the Omnibus Plan, and as of June 30, 2020, there were 14,726,818 shares of common stock reserved for future issuance under the Omnibus Plan.

Warrants

As of June 30, 2020, we had outstanding warrants to purchase an aggregate of 40,949,619 shares of our common stock at a weighted average price of $0.80 per share, with a weighted average remaining life of 4.8 years.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Certain Provisions of the DGCL

General. Our Certificate of Incorporation contains provisions that could have an anti-takeover effect, including provisions that:

•grant our Board of Directors the authority to issue up to 10,000,000 shares of preferred stock and fix the price, rights, preferences, privileges and restrictions of such preferred stock without any further vote or action by our stockholders;

•provide for a classified board of directors;

•provide that vacancies on the board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•eliminate cumulative voting in the election of directors;

•prohibit director removal without cause and only allow removal with cause, and allow amendment of certain provisions of our Certificate of Incorporation and our Bylaws only, in the case of such removal with cause or amendment, by the vote of the holders of at least two-thirds of all then-outstanding shares of our common stock;

•grant our board of directors the exclusive authority to increase or decrease the size of the board of directors;

•permit stockholders to only take actions at a duly called annual or special meeting and not by written consent;

•prohibit stockholders from calling a special meeting of stockholders; and

•authorize our board of directors, by a majority vote, to amend the Bylaws.

Our Bylaws also contain provisions that could have an anti-takeover effect, including provisions that require that stockholders give advance notice to nominate directors or submit proposals for consideration at stockholder meetings.

Exclusive Forum. Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Company to the Company or our stockholders, creditors or other constituents, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine; in each case, subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Although our Certificate of Incorporation and our Bylaws include these provisions, it is possible that a court could rule that such provisions are inapplicable or unenforceable.

DGCL Section 203. We are subject to the anti-takeover provisions of Section 203 of the DGCL, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging others from making tender offers for our common stock, including transactions that may be in your best interests. These provisions may also prevent changes in our management or limit the price that certain investors are willing to pay for our common stock.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “NMTR.”

Transfer Agent

The transfer agent of our common stock is Equiniti Group plc (EQ). Their address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions as follows and will be filed, along with a form of warrant certificate, as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC:

•the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if warrant holders may not continuously exercise the warrants throughout that period, the specific date or dates on which the warrant holders may exercise the warrants;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;
•if applicable, the date from and after which the warrants and the common stock or preferred stock will be separately transferable;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of the warrants, if any;

•the redemption or call provisions, if any;
•whether the warrants are to be sold separately or with other securities as parts of units; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Each warrant will entitle the holder of the warrant to purchase for cash, or via net exercise, an amount of securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

•the title;
•the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•any limit on the amount that may be issued;
•whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;
•the maturity date;
•the principal amount due at maturity;
•whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;
•whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;
•the terms of the subordination of any series of subordinated debt;

•the place where payments will be payable;
•restrictions on transfer, sale or other assignment, if any;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;
•a discussion of any material or special United States federal income tax considerations applicable to the debt securities;
•information describing any book-entry features;
•any provisions for payment of additional amounts for taxes;
•whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
•the denominations in which we will issue the series of debt securities, if other than denominations of  $1,000 and any integral multiple thereof;
•events of default;
•whether we and/or the indenture trustee may change an indenture without the consent of any holders;
•the form of debt security and how it may be exchanged and transferred;
•description of the indenture trustee and paying agent, and the method of payments; and
•any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

•does not limit the amount of debt securities that we may issue;
•allows us to issue debt securities in one or more series;
•does not require us to issue all of the debt securities of a series at the same time;
•allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and
•provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, warrants, or rights in any combination and in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may choose to evidence each series of units by unit certificates that we would issue under separate agreements. If we choose to evidence the units by unit certificate, we will enter into unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement related to the particular series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

DESCRIPTION OF THE RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangements with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

•the title and aggregate number of the rights;
•the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
•if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
•the number or a formula for the determination of the number of the rights issued to each stockholder;
•the extent to which the rights are transferable;
•in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;
•in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;
•in the case of rights to purchase units, the type and number of securities comprising the units, and the number of units purchasable upon exercise of one right;
•the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
•if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
•the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;
•the effect on the rights of any merger, consolidation, sale or other disposition of our business;
•the terms of any rights to redeem or call the rights;
•information with respect to book-entry procedures, if any;
•the terms of the securities issuable upon exercise of the rights;
•if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
•if applicable, a discussion of material U.S. federal income tax considerations; and
•any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement and rights certificate that describe the terms of the rights we are offering before the issuance of rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a rights certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as described in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

Mayer Hoffman McCann P.C., our independent registered public accounting firm, has audited our balance sheets as of December 31, 2019 and 2018, and the related statements of operations and comprehensive loss, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2019, and the related notes, as set forth in their report, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the existence of substantial doubt about our ability to continue as a going concern. We have incorporated by reference the financial statements in this prospectus in reliance on the report of Mayer Hoffman McCann P.C. given on their authority as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The documents incorporated by reference are:

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 20, 2020;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 15, 2020;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 13, 2020;
•our Current Reports on Form 8-K, filed with the SEC on January 10, 2020, January 22, 2020, February 12, 2020, February 14, 2020, February 18, 2020, March 12, 2020, March 19, 2020, April 6, 2020, April 9, 2020, April 21, 2020, April 22, 2020, May 4, 2020, May 5, 2020, May 8, 2020, May 11, 2020, May 27, 2020, June 24, 2020, June 29, 2020, June 30, 2020, July 2, 2020, July 6, 2020, July 21, 2020, July 22, 2020, July 28, 2020, August 4, 2020,

August 13, 2020, August 21, 2020, August 31, 2020, and September 8, 2020, and our Current Report on Form 8-K/A filed on June 12, 2020; and

•the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on June 7, 2016 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

•our definitive proxy statement on Schedule 14A for the special meeting of stockholders held on February 14, 2020, filed with the SEC pursuant to Section 14 of the Exchange Act on January 22, 2020.

•our definitive proxy statement on Schedule 14A for the annual meeting of stockholders held on June 30, 2020, filed with the SEC pursuant to Section 14 of the Exchange Act on June 2, 2020.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof and thereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

Any statement in a document incorporated by reference or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information incorporated by reference into this prospectus. Requests should be directed to the Secretary at 9 Meters Biopharma, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, phone (919) 275-1933. You may also find these documents in the “Investors” section of our website, www.9meters.com. The information on our website is not incorporated into this prospectus.

           Shares
Common Stock

Prospectus Supplement

Joint Book-Running Managers
William Blair             Truist Securities
Lead Manager
Oppenheimer & Co.

Co-Manager
Brookline Capital Markets
a division of Arcadia Securities, LLC

December   , 2020